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                          SECURITIES AND EXCHANGE COMMISSION


                               WASHINGTON, D.C.  20549

                               ________________________


                                     FORM  8 - K


                                    CURRENT REPORT


        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report  (Date of earliest event reported):  January 7, 1998


                                 Data I/O Corporation
                (Exact name of registrant as specified in its charter)


                                      Washington
                    (State of other jurisdiction of incorporation)


               0-10394                                  91-0864123
        (Commission File Number)             (IRS Employer Identification No.)


10525 Willows Road N.E., Redmond, WA                             98073-9746
(Address of principal executive offices)                         (Zip Code)


         Registrant's telephone number, including area code:  (425) 881-6444


                                    Not Applicable
            (Former name or former address, if changed since last report)


                                  Page 1 of 4 Pages


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ITEM 5.  OTHER EVENTS

See the following press release, dated January 7, 1998, announcing certain changes in the directors and officers of the Company. These changes are effective immediately.


FOR IMMEDIATE RELEASE

For more information contact:

Frances M. Conley                            Joel S. Hatlen
Chairman, Data I/O                           Vice President/CFO, Data I/O
(206)447-8909                                (425)881-6444


                   DATA I/O ANNOUNCES NEW MANAGEMENT APPOINTMENTS


REDMOND, WASH. -- January 7, 1998 -- Data I/O-Registered Trademark- Corporation, the worldwide leader in programming technology for programmable integrated circuits (ICs), today announced the appointment of Milton F. Zeutschel, a founder, past president and a director of the company, as acting president and chief executive officer replacing William C. Erxleben. The company also announced that Frances M. Conley, a director of the Company since August 1995, will assist with transitional matters by serving as acting chairman of the Board of Directors. In addition, the company announced the promotion of chief accounting officer and corporate controller Joel S. Hatlen to Vice President of Finance and Chief Financial Officer replacing Alan Beauchamp. These changes follow the recent divestitures of two of the Company's three divisions, Reel-Tech and Synario-Registered Trademark- Design Automation.

Departing CEO Bill Erxleben stated "After four years as CEO, having accomplished a substantial repositioning of the Company, I am ready to take some time off and pursue other interests. We are extremely fortunate that Milt Zeutschel, a founder of the Company and a pioneer in programmer technology, is available to serve as interim CEO as the Company conducts a search for a new CEO with a broad technical background. I will assist with this transition as a consultant to the Company."

Mr. Zeutschel commented, "Data I/O has made significant progress under Bill Erxleben's leadership and we are very grateful for all his efforts."

Mr. Zeutschel is also the founder and currently the Chairman of Zetron, Inc., a manufacturer of radio and telephone communications control equipment.

Joel Hatlen joined Data I/O in 1991 as senior tax accountant. Since that time, he has held a series of progressively responsible positions, including tax manager and corporate controller. Prior to joining Data I/O, Hatlen worked for ten years at Ernst & Young LLP, a certified public accounting and consulting firm.


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Alan Beauchamp joined Data I/O in April 1997. According to Bill Erxleben,
Beauchamp was hired to assist with major transactions, particularly the divestiture of the Synario Division.

"We want to thank Alan for the contributions he has made during his tenure here," said Erxleben. "During this time, Alan played a pivotal role in facilitating the sale of Data I/O's Synario and Reel-Tech divisions. With the conclusion of Alan's assignment here, we are pleased to have a well qualified replacement in the company. We believe that Joel Hatlen's many years of experience in finance will greatly benefit the company."

The market leader for more than 25 years, Data I/O Corporation is the world leader in device programming and handling solutions, providing the most comprehensive product offering from design through manufacturing of programmable integrated circuits. It is the first and only device programming systems supplier to receive ISO 9001 certification. The company, which is publicly traded (NASDAQ: DAIO), is headquartered in Redmond, Wash., and has sales and service offices worldwide.

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SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Data I/O Corporation


January 9, 1998               By  /s/Joel S. Hatlen
                                 ----------------------
                              Joel S. Hatlen
                              Vice President - Finance
                              Chief Financial Officer
                              Secretary and Treasurer

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